UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 19, 2023

Commission File Number: 333-230479

SEATECH VENTURES CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	61-1882326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite,

Jalan Kerinchi, Bangsar South,59200 Kuala Lumpur, Malaysia.

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 8408 1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	SEAV	The OTC Market – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, Mr. TAN, See Meng (“Mr. Tan”) was appointed as Executive Director of the Board of Directors (the “Board”) and Mr. SHETH, Prabodh Kumar A/L Kantilal H (“Mr. Sheth”) appointed as the Chief Financial Officer, respectively, of SEATech Ventures Corp. (the “Company”), effective immediately.

The biographies for the new Executive Director and Chief Financial Officer of the Company are set forth below:

Mr. TAN, See Meng

Mr. Tan, age 58, is the Chief Financial Officer of Edubest Resources Sdn Bhd and Just Supply Chain Sdn Bhd.

Mr. Tan is a Chartered Accountant of the Malaysian Institute of Accountants (MIA), a fellow member of Association of Chartered Certified Accountants (FCCA).

Mr. Tan has more than 20 years of experience in accounting and finance field. He has hands on experience in several corporate exercises such as restructuring exercise, due diligence, merger and acquisitions. During his employment with Edubest Resources Sdn Bhd, he managed the operations in Malaysia with adoption of transfer pricing and the application of tax export incentives, resulting in impressive effective tax rates between 5% to 8% during 2011 to 2013.

Mr. Tan does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director. Mr. Tan is not a party to any transactions listed in Item 404(a) of Regulation S-K.

As compensation for services as an executive director, Mr. Tan shall receive a monthly fee of $500 in cash payable monthly, commencing on January 2, 2024

Mr. SHETH, Prabodh Kumar A/L Kantilal H

Mr. Sheth, age 60, is the current Chief Executive Officer of ICEE International Sdn Bhd and Chief Operations Officer of Cognitive Digital Sdn Bhd. With a solid educational foundation in accounting, he is a Certified Public Accountant (AICPA) from the USA, and was a finance and computer auditor with Arthur Andersen. His subsequent 12 years in software development uniquely positioned him with a deep understanding of merging business processes with software solutions, as well as an appreciation for engineering technologies supporting delivery operations, and web and client-facing applications.

Mr. Sheth does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director. Mr. Sheth is not a party to any transactions listed in Item 404(a) of Regulation S-K.

As compensation for services as a Chief Financial Officer, Mr. Sheth shall receive a monthly fee of $1,250 in cash payable monthly, commencing on January 2, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Director Agreement, dated December 14, 2023.
10.2	Chief Financial Officer Agreement, dated December 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEATECH VENTURES CORP.

Date: December 19, 2023	By:	/s/ CHIN CHEE SEONG
Chin Chee Seong
	Title:	Chief Executive Officer (President, Director, Secretary and Treasurer)

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